Lineberger & Co., LLC
                            1120 Boston Post Road
                          Darien, Connecticut 06820
                                     ---
                             Tel: (203) 655-7578
                            Fax:  (203) 655-7397





     Mr. Samuel M. Berry                     November 30, 1998
     President
     Chief Operating Officer
     Hilite Industries, Inc.
     1671 S. Broadway
     Carrollton, Texas  75006

     Dear Mr. Berry:

     This letter confirms (effective October 1, 1998) Lineberger & Co., LLC and Hilite Industries, Inc. have agreed, pursuant to the October 1997 Management and Consultant Service Agreement, to extend the term for an additional three years.

     Further, it is agreed that effective November 1, 1998, the fee for services rendered will be increased by $50,000 to $350,000 per annum with the fee payable at a monthly rate of $29,166.67 on the fifteenth of each month.

     Agreed:                       Very truly yours,




     /s/ Samuel M. Berry                /s/ James E. Lineberger
     Samuel M. Berry                    James E. Lineberger
     Chief Operating Officer
     Hilite Industries, Inc.